Exhibit 10.1

REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

THIS REGISTRATION RIGHTS AND LOCK-UP AGREEMENT (this “Agreement”), dated as of October 24, 2022, is made and entered into by and among, (i) Granite Ridge Resources, Inc., a Delaware corporation (“Parentco”), (ii) ENPC Holdings II, LLC, a Delaware limited liability company (“Holdco” and, together with its assignees, the “Holdco Equityholders”); (iii) certain holders of securities of Executive Network Partnering Corporation, a Delaware corporation (“ENPC”), designated as ENPC Equityholders on Schedule A hereto (together with their assignees, collectively, the “ENPC Equityholders”); and (iv) certain holders of securities of GREP Holdings, LLC, a Delaware limited liability company (the “Company”), designated as Grey Rock Equityholders on Schedule B hereto (together with their assignees, collectively, the “Grey Rock Equityholders” and, together with the ENPC Equityholders and Holdco Equityholders, and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 6.2 of this Agreement, the “Holders” and each individually a “Holder”).

RECITALS

WHEREAS, ENPC, ENPC Holdings, LLC, a Delaware limited liability company (the “Sponsor”), Holdco, and certain other parties named therein are parties to that certain Registration and Stockholder Rights Agreement dated as of September 15, 2020 (the “ENPC Prior Agreement”) pursuant to which the Sponsor, Holdco, and its permitted transferees have certain registration rights with respect to its shares of common stock of ENPC;

WHEREAS, ENPC, the Company, Parentco, ENPC Merger Sub, Inc., a Delaware corporation (“ENPC Merger Sub”), and GREP Merger Sub, LLC, a Delaware limited liability company (“Company Merger Sub”), are party to that certain Business Combination Agreement, dated as of May 16, 2022 (the “Business Combination Agreement”), pursuant to which, ENPC Merger Sub will merge with and into ENPC (the “First Merger”), with ENPC surviving the First Merger as a wholly-owned subsidiary of Parentco, and Company Merger Sub will merge with and into the Company (the “Second Merger” and, together with the First Merger, the “Mergers”), with the Company surviving the Second Merger as a wholly-owned subsidiary of Parentco;

WHEREAS, the ENPC Equityholders and Grey Rock Equityholders are receiving shares of common stock, par value $0.0001 per share of Parentco (the “Parentco Common Stock”) on or about the date hereof, pursuant to the Business Combination Agreement (the “Business Combination Shares”);

WHEREAS, pursuant to the terms of the Business Combination Agreement, the 495,357 outstanding shares of the Class F common stock, par value $0.0001 per share of ENPC held by Holdco and certain other holders of shares of Class F common stock of ENPC (the “Founder Shares”), will first be converted into 1,238,393 shares of Class A common stock, par value $0.0001 per share of ENPC (with any remaining shares of Class F common stock and Class A common stock held by Holdco to be cancelled), and, at the effective time of the First Merger, such shares will be converted into an equal number of shares of Parentco Common Stock (the “Converted Founder Shares”);

WHEREAS, pursuant to that certain Sponsor Agreement dated as of May 16, 2022 by and among Sponsor, Holdco, certain other holders of shares of Class F common stock of ENPC, ENPC, Parentco and the Company, the ENPC Prior Agreement was terminated; and

WHEREAS, in connection with the consummation of the Mergers, the parties hereto desire to enter into this Agreement pursuant to which Parentco shall grant certain Holders certain registration rights with respect to the Registrable Securities (as defined below) on the terms and conditions set forth in this Agreement.

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NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article 1

DEFINITIONS

Section 1.1         Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of Parentco, after consultation with counsel to Parentco, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) Parentco has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble.

“Alternative Transaction” means an agented transaction, sale directly into the market, a purchase or sale by a broker, a derivative transaction, a short sale, a stock loan or stock pledge transaction and sales not involving a public offering.

“Block Trade” shall mean an offering and/or sale of Registrable Securities by any Holder on a block trade, underwritten or other coordinated basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Board” shall mean the Board of Directors of Parentco.

“Business Combination Agreement” shall have the meaning given in the Recitals hereto.

“Business Combination Shares” shall have the meaning given in the Recitals hereto.

“Business Day” means any day that is not a Saturday or Sunday or a legal public holiday.

“Closing” shall have the meaning given in the Business Combination Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Company” shall have the meaning given in the Preamble.

“Company Merger Sub” shall have the meaning given in the Recitals hereto.

“Converted Founder Shares” shall have the meaning given in the Recitals hereto.

“Demanding Grey Rock Holders” shall have the meaning given in Section 2.1.3.

“Demanding Holdco Holders” shall have the meaning given in Section 2.1.3.

“Demanding Holder” shall have the meaning given in Section 2.1.3.

“ENPC” shall have the meaning given in the Recitals hereto.

“ENPC Equityholders” shall have the meaning given in the Preamble.

“ENPC Merger Sub” shall have the meaning given in the Recitals hereto.

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“ENPC Prior Agreement” shall have the meaning given in the Recitals hereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“First Merger” shall have the meaning given in the Recitals hereto.

“Form S-1 Shelf” shall have the meaning given in Section 2.1.1.

“Form S-3 Shelf” shall have the meaning given in Section 2.1.1.

“Founder Shares” shall have the meaning given in the Recitals hereto.

“Grey Rock Equityholders” shall have the meaning given in the Preamble.

“Holdco” shall have the meaning given in the Preamble.

“Holdco Equityholders” shall have the meaning given in the Preamble.

“Holders” shall have the meaning given in the Preamble for so long as such person or entity holds any Registrable Securities.

“Lock-up Period” shall have the meaning given in Section 4.1.

“Lock-up Shares” shall have the meaning given in Section 4.1.1.

“Maximum Number of Securities” shall have the meaning given in Section 2.1.4.

“Mergers” shall have the meaning given in the Recitals hereto.

“Minimum Block Threshold” shall have the meaning given in Section 2.3.1.

“Minimum Takedown Threshold” shall have the meaning given in Section 2.1.3.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the light of the circumstances under which they were made) not misleading.

“New Registration Statement” shall have the meaning given in Section 2.1.6.

“Opt-Out Notice” has the meaning set forth in Section 2.5.

“Parentco” shall have the meaning given in the Preamble and includes Parentco’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

“Parentco Common Stock” shall have the meaning given in the Recitals hereto.

“Permitted Transferees” shall have the meaning given in Section 4.2.

“Piggyback Registration” shall have the meaning given in Section 2.2.1.

“Pro Rata” shall have the meaning given in Section 2.2.2.

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“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (i) any outstanding shares of Parentco Common Stock held by a Holder immediately following the Closing, (ii) any other equity security of Parentco (and any equity securities issued or issuable upon the exercise or conversion of such equity securities) held by a Holder immediately following the Closing, and (iii) any other equity security of Parentco or any of its subsidiaries issued or issuable with respect to any securities referenced in clause (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by Parentco and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations); or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration, including any related Underwritten Shelf Takedowns, effected by preparing and filing a registration statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A)            all registration and filing fees (including fees with respect to filings required to be made with FINRA) and any securities exchange on which Parentco Common Stock is then listed;

(B)             fees and expenses of compliance with securities or blue-sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C)             printing, messenger, telephone and delivery expenses;

(D)             reasonable fees and disbursements of counsel for Parentco;

(E)             reasonable fees and disbursements of all independent registered public accountants of Parentco incurred specifically in connection with such Registration; and

(F)             in an Underwritten Offering, reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders.

“Registration Statement” shall mean any registration statement filed by Parentco with the Commission (other than a Registration Statement on Form S-4 or Form S-8, or their successors) that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“SEC Guidance” has the meaning given in Section 2.1.6.

“Second Merger” shall have the meaning given in the Recitals hereto.

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“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Shelf” shall mean the Form S-1 Shelf, the Form S-3 Shelf or any subsequent Shelf Registration.

“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect)

“Sponsor” shall have the meaning given in the Recitals hereto.

“Subsequent Shelf Registration” shall have the meaning given in Section 2.1.2.

“Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwriter-Requested Lock-Up Agreement” has the meaning given in Section 4.1.2.

“Underwritten Demand Offering” has the meaning given in Section 2.1.3.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of Parentco are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Takedown” shall have the meaning given to in Section 2.1.3.

“Withdrawal Notice” shall have the meaning given in Section 2.1.5.

Article 2

REGISTRATIONS

Section 2.1          Shelf Registration.

2.1.1       Filing. Parentco shall use its commercially reasonable efforts to, as soon as practicable, but in any event within thirty (30) days after the Closing Date (as defined in the Business Combination Agreement), file with the Commission a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”) covering, subject to Section 3.5, the public resale of all of the Registrable Securities owned by (i) the Holdco Equityholders (ii) the ENPC Equityholders and (iii) the Grey Rock Equityholders (determined as of two Business Days prior to such filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to cause such Form S-1 Shelf to be declared effective as soon as practicable after the filing thereof, but in no event later than the earlier of (i) the 60th calendar day (or the 90th calendar day if the Commission notifies Parentco that it will “review” the Registration Statement) following the Closing Date and (ii) the 10th Business Day after the date Parentco is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Such Form S-1 Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. Parentco shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Following the filing of a Form S-1 Shelf, Parentco shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Registration Statement on Form S-3 (the “Form S-3 Shelf”) as soon as reasonably practicable after Parentco is eligible to use Form S-3. As soon as practicable following the effective date of a Registration Statement filed pursuant to this Section 2.1.1 but in any event within one (1) Business Day of such date, Parentco shall notify the Holders of the effectiveness of such Registration Statement. Parentco’s obligation under this Section 2.1.1 shall, for the avoidance of doubt, be subject to Section 3.4 hereto.

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2.1.2       Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, Parentco shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities (determined as of two Business Days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration is filed, Parentco shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if Parentco is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that Parentco is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. Parentco’s obligation under this Section 2.1.2 shall, for the avoidance of doubt be subject to Section 3.4 hereto.

2.1.3       Requests for Underwritten Shelf Takedowns. (A) At any time and from time to time when an effective Shelf is on file with the Commission, (i) holders of at least a majority in interest of the Registrable Securities held collectively by the ENPC Equityholders and the Holdco Equityholders (the “Demanding Holdco Holders”) and (ii) following the expiration of the Lock-Up Period, holders of at least ten percent (10%) in interest of the then outstanding number of Registrable Securities, held collectively by the Grey Rock Equityholders (the “Demanding Grey Rock Holders” and together with the Demanding Holdco Holders, the “Demanding Holders” and each, a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering or other coordinated offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”) and (B) to the extent Parentco is not eligible to use a Registration Statement on Form S-3 after twelve months after the date of this Agreement, the Demanding Holders may require Parentco file a Registration on Form S-1 to effect an Underwritten Offering of all or any portion of its Registrable Securities (“Underwritten Demand Offering”); provided in each case that Parentco shall only be obligated to effect an Underwritten Offering if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder(s) with a total offering price reasonably expected to exceed, in the aggregate, $25 million or (y) all remaining Registrable Securities held by the Demanding Holder (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns or Underwritten Demand Offerings shall be made by giving written notice to Parentco, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Offering. Subject to Section 2.3.3, the Demanding Holders shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to Parentco’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). The ENPC Equityholders and Holdco Equityholders may collectively demand not more than one (1) Underwritten Offering pursuant to this Section 2.1.3. The Demanding Grey Rock Holders may demand Underwritten Offerings pursuant to this Section 2.1.3 so long as the Grey Rock Holders collectively hold at least ten percent (10%) of the then outstanding shares of common stock of Parentco. Notwithstanding anything to the contrary in this Agreement, Parentco may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering.

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2.1.4       Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown or Underwritten Demand Offering, in good faith, advises Parentco and the Demanding Holders in writing that the dollar amount or number of Registrable Securities that the Demanding Holders desire to sell, taken together with all other Parentco Common Stock or other equity securities that Parentco desires to sell and Parentco Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then Parentco shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Grey Rock Holders and Demanding Holdco Equityholders, on a pro rata basis based on the total number of Registrable Securities then held by each such Holder who is requesting inclusion that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Parentco Common Stock or other equity securities that Parentco desires to sell, that can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) through (ii), Parentco Common Stock or other equity securities of other persons or entities that Parentco is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.5       Withdrawal. Prior to the pricing of an Underwritten Shelf Takedown or Underwritten Demand Offering, a majority-in-interest of the Demanding Holders initiating such Underwritten Offering, pursuant to a Registration under Section 2.1.1 shall have the right to withdraw from a Registration pursuant to such Underwritten Offering for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to Parentco and the Underwriter or Underwriters (if any) of their intention to withdraw provided that the Demanding Holder may elect to have Parentco continue an Underwritten Offering if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Offering by the Demanding Holders. If withdrawn, a demand for an Underwritten Offering shall constitute a demand for an Underwritten Offering for purposes of Section 2.1.3, unless either (i) the Demanding Holder has not previously withdrawn any Underwritten Offering or (ii) the Demanding Holder reimburses Parentco for all Registration Expenses with respect to such Underwritten Offering; provided that, if a Grey Rock Equityholder or a Holdco Equityholder elects to continue an Underwritten Offering pursuant to the proviso in the immediately preceding sentence, such Underwritten Offering shall instead count as an Underwritten Offering demanded by the Grey Rock Equityholders, ENPC Equityholders or Holdco Equityholders, as applicable, for purposes of Section 2.1.3. Following the receipt of any Withdrawal Notice, Parentco shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, Parentco shall be responsible for the Registration Expenses incurred in connection with an Underwritten Offering prior to its withdrawal under this Section 2.1.5, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (ii) of the second sentence of this Section 2.1.5.

2.1.6       Notwithstanding the registration obligations set forth in this Section 2.1, in the event the Commission informs Parentco that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, Parentco agrees to promptly (i) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Shelf Registration as required by the Commission and/or (ii) withdraw the Shelf Registration and file a new registration statement (a “New Registration Statement”), on Form S-3, or if Form S-3 is not then available to Parentco for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, Parentco shall use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that Parentco used commercially reasonable efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. In the event Parentco amends the Shelf Registration or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, Parentco will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to Parentco or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Shelf Registration, as amended, or the New Registration Statement.

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2.1.7       Effective Registration. Notwithstanding the provisions of Section 2.1.3 or Section 2.1.5 above or any other part of this Agreement, a Registration shall not count as a Registration unless and until (i) the Registration Statement has been declared effective by the Commission and (ii) Parentco has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders initiating such Registration thereafter affirmatively elect to continue with such Registration and accordingly notify Parentco in writing, but in no event later than five (5) days, of such election; provided, further, that Parentco shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to an Underwritten Demand Offering becomes effective or is subsequently terminated.

Section 2.2           Piggyback Registration.

2.2.1       Piggyback Rights. Subject to Section 2.3.3., if, at any time on or after the date Parentco consummates the Mergers, Parentco proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of Parentco (or by Parentco and by the stockholders of Parentco including, without limitation, pursuant to Section 2.1 hereof), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to Parentco’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of Parentco, (iv) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act) or (v) for a dividend reinvestment plan, then Parentco shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). Parentco shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of Parentco included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders selling their Registrable Securities through an Underwritten Offering under this Section 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by Parentco.

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2.2.2         Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises Parentco and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of Parentco Common Stock that Parentco desires to sell, taken together with (i) Parentco Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) Parentco Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of Parentco, exceeds the Maximum Number of Securities, then:

(a)       If the Registration is undertaken for Parentco’s account, Parentco shall include in any such Registration (A) first, Parentco Common Stock or other equity securities that Parentco desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1 hereof (pro rata based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Holders have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)), which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Parentco Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of Parentco, which can be sold without exceeding the Maximum Number of Securities;

(b)       If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then Parentco shall include in any such Registration (A) first, Parentco Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, Pro Rata based on the number of Registrable Securities that each Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Registration, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Parentco Common Stock or other equity securities that Parentco desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), Parentco Common Stock or other equity securities for the account of other persons or entities that Parentco is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3       Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to Parentco and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. Parentco (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, Parentco shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.

2.2.4       Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to an Underwritten Shelf Takedown or Underwritten Demand Offering effected under Section 2.1 hereof.

Section 2.3          Block Trades and Alternative Transactions.

2.3.1       Notwithstanding the foregoing, following the expiration of the Lock-Up Period, at any time and from time to time, when an effective Shelf is on file with the Commission and effective, if a Demanding Grey Rock Holder wishes to engage in (i) a Block Trade, with a total offering price reasonably expected to exceed, in the aggregate, either (x) $25 million or (y) all remaining Registrable Securities held by the Demanding Grey Rock Holder (the “Minimum Block Threshold”), or (ii) any Alternative Transaction, including entering into customary agreements with respect to such Alternative Transactions, then notwithstanding the time periods provided for in Section 2.1.4, such Demanding Grey Rock Holder need only to notify Parentco of the Block Trade or Alternative Transaction at least five (5) Business Days prior to the day such offering is to commence and Parentco shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade or Alternative Transaction; provided, that the Demanding Grey Rock Holders of the Registrable Securities wishing to engage in the Block Trade or Alternative Transaction shall use commercially reasonable efforts to work with Parentco and any Underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Alternative Transaction.

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2.3.2       Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Alternative Transaction, a majority-in-interest of the Demanding Grey Rock Holders initiating such Block Trade or Alternative Transaction shall have the right to submit a Withdrawal Notice to Parentco and the Underwriter or Underwriters (if any) of their intention to withdraw from such Block Trade or Alternative Transaction provided that any other Demanding Grey Rock Holder(s) may elect to have Parentco continue a Block Trade or Alternative Transaction if the Minimum Block Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Block Trade or Alternative Transaction by the Demanding Grey Rock Holder(s). Notwithstanding anything to the contrary in this Agreement, Parentco shall be responsible for the Registration Expenses incurred in connection with a block trade prior to its withdrawal under this Section 2.3.2.

2.3.3       Notwithstanding anything to the contrary in this Agreement, Section 2.2 hereof shall not apply to a Block Trade or Alternative Transaction initiated by a Demanding Grey Holder pursuant to this Agreement.

2.3.4       The Demanding Grey Rock Holder in a Block Trade shall have the right to select the Underwriters for such Block Trade (which shall consist of one or more reputable nationally recognized investment banks), which Underwriter or Underwriters shall be reasonably acceptable to the Company.

Section 2.4          Restrictions on Registration Rights. If (A) during the period starting with the date sixty (60) days prior to Parentco’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Parentco initiated Registration and provided that Parentco has delivered written notice to the Holders prior to receipt of a demand for an Underwritten Shelf Takedown or Underwritten Demand Offering pursuant to Section 2.1.1 and it continues to actively employ, in good faith, all commercially reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested an Underwritten Registration and Parentco and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be seriously detrimental to Parentco and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case Parentco shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to Parentco for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, Parentco shall have the right to defer such filing for a period of not more than thirty (30) days; provided, however, that Parentco shall not defer its obligation in this manner more than twice in any 12-month period.

Section 2.5          Opt-Out Notices. Any Holder may deliver written notice (an “Opt-Out Notice”) to Parentco requesting that such Holder not receive notice from Parentco of the proposed filing of any Registration Statement pursuant to Section 2.1.1 or 2.1.3, the proposed filing of any Piggyback Registration pursuant to Section 2.2.1, the withdrawal of any Piggyback Registration pursuant to Section 2.2.3 or any suspension of sales pursuant to Section 3.4; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), Parentco shall not deliver any such notice to such Holder pursuant to Sections 2.1, 2.2 or 3.4, as applicable, and such Holder shall no longer be entitled to the rights associated with any such notice and each time prior to a Holder’s intended use of an effective Registration Statement, such Holder will notify Parentco in writing at least two (2) Business Days in advance of such intended use, and if a notice of a suspension of sales was previously delivered (or would have been delivered but for the provisions of this Section 2.5) and the related suspension period remains in effect, Parentco will so notify such Holder, within one (1) Business Day of such Holder’s notification to Parentco, by delivering to such Holder a copy of such previous notice of the suspension of sales, and thereafter will provide such Holder with the related notice of the conclusion of such suspension of sales immediately upon its availability.

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Article 3

PARENTCO PROCEDURES

Section 3.1          General Procedures. If at any time on or after the date Parentco consummates the Mergers, Parentco is required to effect the Registration of Registrable Securities, Parentco shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto Parentco shall, as expeditiously as possible:

3.1.1       prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2       prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by any Holder or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by Parentco or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3       prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and each Holder of Registrable Securities included in such Registration, and each such Holder’s legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and each Holder of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4       prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as any Holder of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of Parentco and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that Parentco shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5       cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by Parentco are then listed;

3.1.6       provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7       advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

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3.1.8       at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities and its counsel, including, without limitation, providing copies promptly upon receipt of any comment letters received with respect to any such Registration Statement or Prospectus;

3.1.9       notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10     permit a representative of the Holders (such representative to be selected by a majority-in-interest of the participating Holders), the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause Parentco’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to Parentco, prior to the release or disclosure of any such information;

3.1.11     obtain a “cold comfort” letter from Parentco’s independent registered public accountants in the event of an Underwritten Registration which the participating Holders may rely on, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12     on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing Parentco for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;

3.1.13     in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.14     make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of Parentco’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15     if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50,000,000, use its commercially reasonable efforts to make available senior executives of Parentco to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.16     otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

Section 3.2           Registration Expenses. The Registration Expenses of all Registrations shall be borne by Parentco. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

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Section 3.3           Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of Parentco pursuant to a Registration initiated by Parentco hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by Parentco and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

Section 3.4           Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from Parentco that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that Parentco hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by Parentco that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require Parentco to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to Parentco for reasons beyond Parentco’s control, Parentco may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by Parentco to be necessary for such purpose. In the event Parentco exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. Parentco shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4 and, upon the expiration of such period, the Holders shall be entitled to resume the use of any such Prospectus in connection with any sale or offer to sell Registrable Securities.

Section 3.5           Reporting Obligations. As long as any Holder shall own Registrable Securities, Parentco, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Parentco after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. Parentco further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Parentco Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, Parentco shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

Article 4

LOCK-UP

Section 4.1           Lock-Up.

4.1.1       Except as permitted by Section 4.1.2 and Section 4.2, for a period of 180 days from the date hereof, none of the Grey Rock Equityholders shall Transfer any shares of Parentco Common Stock beneficially owned or owned of record by such holder immediately following the Closing (the “Lock-Up Shares”), in each case until the date that is the earlier of (x) 180 days from the date hereof; (y) the date on which the closing price of Parentco Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and similar transactions) for any 20 trading days within any 30-trading day period or (z) the date on which Parentco completes a liquidation, merger, stock exchange or other similar transaction that results in all of Parentco’s stockholders having the right to exchange their shares of Parentco Common Stock for cash, securities or other property (the “Lock-up Period”). For the avoidance of doubt, the ENPC Equityholders and Holdco Equityholders will not be subject to the Lock-up Period.

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4.1.2       Underwriter-Requested Lock-Up. In connection with any Underwritten Offering of securities of Parentco, if requested by the Underwriter, each Holder participating in such offering agrees (an “Underwriter-Requested Lock-Up Agreement”) not to effect any sale or distribution, including any sale pursuant to Rule 144 promulgated under the Securities Act, of any Registrable Securities, and not to effect any sale or distribution of other securities of Parentco or of any securities convertible into or exchangeable or exercisable for any other securities of Parentco (in each case, other than as part of such Underwritten Offering), in each case, during the seven (7) calendar days prior to, and during such period as the Underwriter may require (not to exceed sixty (60) calendar days) (or such other period as may be requested by Parentco or the Underwriter to comply with regulatory restrictions on (a) the publication or other distribution of research reports and (b) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4), or any successor provisions or amendments thereto) beginning on, the closing date of the sale of such securities pursuant to such an effective Registration Statement, except as part of such Registration; provided that all executive officers and directors of Parentco are bound by and have entered into substantially similar Underwriter-Requested Lock-Up Agreements; and provided further that the foregoing provisions shall only be applicable to such Holders if all such Holders, officers and directors of Parentco are treated similarly with respect to (i) permitted exceptions and (ii) any release prior to the termination of the lock-up period such that if any such persons are released, then all Holders shall also be released to the same extent on a pro rata basis.

Section 4.2           Exceptions. The provisions of Section 4.1.1 shall not apply to (each a “Permitted Transfer” and the transferee thereof, a “Permitted Transferee”):

4.2.1       transactions relating to shares of Parentco Common Stock or warrants to purchase Parentco Common Stock acquired in open market transactions;

4.2.2       Transfers of shares of Parentco Common Stock or any security convertible into or exercisable or exchangeable for Parentco Common Stock as a bona fide gift;

4.2.3       Transfers of shares of Parentco Common Stock or any security convertible into or exercisable or exchangeable for Parentco Common Stock to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of a Holder or any other person with whom a Holder has a relationship by blood, marriage or adoption not more remote than first cousin;

4.2.4       Transfers by will or intestate succession or the laws of descent upon the death of a Holder;

4.2.5       the Transfer of shares of Parentco Common Stock or any security convertible into or exercisable or exchangeable for Parentco Common Stock pursuant to a qualified domestic order or in connection with a divorce settlement;

4.2.6       if a Holder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (i) Transfers to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with a Holder (including, for the avoidance of doubt, where such Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (ii) as part of a distribution, transfer or other disposition of shares of Parentco Common Stock to partners, limited liability company members or stockholders of a Holder;

4.2.7       Transfers to Parentco’s or the Holder’s officers, directors, consultants or their affiliates;

4.2.8       Transfers to the Holder’s officers or directors, any affiliates or family members of any of the Holder’s officers or directors, any members or partners of the Holder, or any affiliates of the Holder;

4.2.9       pledges of shares of Parentco Common Stock or other Registrable Securities as security or collateral in connection with any borrowing or the incurrence of any indebtedness by any Holder (provided such borrowing or incurrence of indebtedness is secured by a portfolio of assets or equity interests issued by multiple issuers) and any pledgee agrees to be subject to the Lock-Up Period;

4.2.10     Transfers by any member or partner of the Holder to any other member or partner of the Holder or such other member’s Permitted Transferees; and

4.2.11     the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act, provided that such plan does not provide for the Transfer of Lock-Up Shares during the Lock-Up Period;

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Provided, however, that in the case of any transfer or distribution pursuant to sections 4.2.2 through 4.2.10, each donee, distributee or other transferee shall agree in writing, in form and substance reasonably satisfactory to Parentco, to be bound by the provisions of this Agreement.

Article 5

INDEMNIFICATION AND CONTRIBUTION

Section 5.1           Indemnification.

5.1.1       Parentco agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Parentco by such Holder expressly for use therein. Parentco shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

5.1.2       In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to Parentco in writing such information and affidavits as Parentco reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify Parentco, its directors and officers and agents and each person who controls Parentco (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

5.1.3       Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

5.1.4       The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. Parentco and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event Parentco’s or such Holder’s indemnification is unavailable for any reason.

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5.1.5       If the indemnification provided under Section 5.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 5.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 5.1.1, 5.1.2 and 5.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 5.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5.1.5 from any person who was not guilty of such fraudulent misrepresentation.

Article 6

MISCELLANEOUS

Section 6.1           Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, or facsimile or electronic mail. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third Business Day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, or facsimile or electronic mail, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to Parentco, to: Granite Ridge Resources, Inc., 5217 McKinney Ave., Suite 400, Dallas, Texas 75205, Attn: Chief Executive Officer, and, if to any Holder, at such Holder’s address or contact information as set forth in Parentco’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 6.1.

Section 6.2          Assignment; No Third Party Beneficiaries.

6.2.1       This Agreement and the rights, duties and obligations of Parentco hereunder may not be assigned or delegated by Parentco in whole or in part.

6.2.2       Prior to the expiration of the Lock-up Period, no Grey Rock Equityholder may assign or delegate such Grey Rock Equityholder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Grey Rock Equityholder to a Permitted Transferee but only if such Permitted Transferee agrees to become bound by the transfer restrictions set forth in this Agreement.

6.2.3       This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

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6.2.4         This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 6.2 hereof.

6.2.5         No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate Parentco unless and until Parentco shall have received (i) written notice of such assignment as provided in Section 6.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to Parentco, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 6.2 shall be null and void.

Section 6.3            Counterparts. This Agreement may be executed in multiple counterparts (including facsimile, PDF and electronic signature counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

Section 6.4            Governing Law; Venue.

(a)       THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

(b)       THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT THE COURT OF CHANCERY DOES NOT HAVE OR SHOULD NOT EXERCISE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE) AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE FEDERAL OR STATE COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 6.1 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(c)       EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.4.

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Section 6.5          Amendments and Modifications. Upon the approval of the independent directors of the Board and written consent of Parentco and the Holders of at least a majority-in-interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of Parentco, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected; provided, further, notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects the ENPC Equityholders or Holdco Equityholders shall require the consent of Holdco. No course of dealing between any Holder or Parentco and any other party hereto or any failure or delay on the part of a Holder or Parentco in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or Parentco. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

Section 6.6           Rule 144. Parentco covenants that it shall use reasonable best efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

Section 6.7          Other Registration Rights. Parentco represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require Parentco to register any securities of Parentco for sale or to include such securities of Parentco in any Registration filed by Parentco for the sale of securities for its own account or for the account of any other person. Further, Parentco represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail. This Agreement supersedes the ENPC Prior Agreement.

Section 6.8          Term. This Agreement shall terminate upon the date as of which all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) provided that the rights of any Holder under Article II and III hereunder shall terminate when the Holder is permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale. The provisions of Section 3.5 and Article IV shall survive any termination.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

PARENTCO:

GRANITE RIDGE RESOURCES, INC., a Delaware corporation

By:	/s/ Alex J. Dunn
Name: Alex J. Dunn
Title: Chief Executive Officer, Chief Financial Officer and President

HOLDERS:

ENPC HOLDINGS II, LLC, a Delaware limited liability company

By:	/s/ Alex J. Dunn
Name: Alex J. Dunn
Title: Chief Executive Officer

[Signature Page to Registration Rights and Lock-Up Agreement]

ENPC EQUITYHOLDERS:

By:	/s/ Richard Boyce
Name: Richard Boyce

By:	/s/ Michael M. Calbert
Name: Michael M. Calbert

By:	/s/ Gisel Ruiz
Name: Gisel Ruiz

[Signature Page to Registration Rights and Lock-Up Agreement]

GREY ROCK EQUITYHOLDERS:

GREP HOLDCO I LLC, a Delaware limited liability company

By:	/s/ Matthew Miller
Name: Matthew Miller
Title: President

GREP HOLDCO II LLC, LLC, a Delaware limited liability company

By:	/s/ Matthew Miller
Name: Matthew Miller
Title: President

GREP HOLDCO II-B HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Matthew Miller
Name: Matthew Miller
Title: President

GREP HOLDCO III-A LLC, a Delaware limited liability company

By:	/s/ Matthew Miller
Name: Matthew Miller
Title: President

GREP HOLDCO III-B HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Matthew Miller
Name: Matthew Miller
Title: President

[Signature Page to Registration Rights and Lock-Up Agreement]

SCHEDULE A

ENPC Equityholders

Richard Boyce

Michael M. Calbert

Gisel Ruiz

SCHEDULE B

Grey Rock Equityholders

GREP Holdco I LLC, a Delaware limited liability company

GREP Holdco II LLC, a Delaware limited liability company

GREP Holdco II-B Holdings LLC, a Delaware limited liability company

GREP Holdco III-A LLC, a Delaware limited liability company

GREP Holdco III-B Holdings LLC, a Delaware limited liability company

[Signature Page to Registration Rights and Lock-Up Agreement]